Exhibit 99.1

DoubleVerify Reports Third Quarter 2026 Financial Results

Increased Revenue 9% year-over-year to $205.6 million, driven by Social and CTV Growth

Achieved Net Income of $15.9 Million and Adjusted EBITDA of $75.4 million, representing a 37% Adjusted EBITDA margin

NEW YORK – October 30, 2026 – DoubleVerify (“DV”) (NYSE: DV), the leading software platform for digital media measurement, data and analytics, today announced financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights:

(All comparisons are to the third quarter of 2025)

●	Total revenue of $205.6 million, an increase of 9%.
●	Activation revenue of $117.6 million, an increase of 10%.
●	Measurement revenue of $69.1 million, an increase of 8%.
o	Social measurement revenue increased by 20%.
o	International measurement revenue increased by 16%.
o	Media Transactions Measured (“MTM”) for CTV increased by 22%.
●	Supply-side revenue of $18.9 million, an increase of 5%.
●	Net income of $15.9 million and adjusted EBITDA of $75.4 million, which represented a 37% adjusted EBITDA margin.
●	Cash balance of approximately $251 million, with no debt outstanding.

Recent Business Highlights:

●	Launched Ask Neura, a new conversational AI experience built directly into DV Pinnacle®, enabling advertisers and agencies to dynamically interact with DV data and insights to analyze and optimize campaign effectiveness.
●	Announced the global availability of independent media quality measurement on TikTok Pangle.
●	Launched attribution measurement and brand suitability evaluation pilots for ChatGPT Ads.

Merger Agreement:

On August 6, 2026, DV entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Neptune BidCo US Inc., a Delaware corporation (“Parent”) and Wallace Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge (the “Merger”) with and into DV, with DV surviving the merger and continuing as the surviving corporation and a wholly owned subsidiary of Parent. Parent is the parent company of the Nielsen Company (US), LLC. Additional details regarding the transactions contemplated by the Merger Agreement are included in the definitive proxy statement filed by DV with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2026.

On October 29, 2026, DV held a special meeting of stockholders of DV (the “Special Meeting”). At the Special Meeting, a majority of DV stockholders voted to adopt the Merger Agreement. Approximately 94% of votes cast were in favor of the adoption of the Merger Agreement, representing over 75% of the issued and outstanding shares of DV common stock as of the close of business on September 28, 2026, the record date for the Special Meeting. The voting results, which have been certified by an independent inspector of elections, are available on a Form 8-K filed by DV with the SEC on October 29, 2026.

The Company continues to expect the transactions contemplated by the Merger Agreement to close by the first quarter of 2027, subject to satisfaction of customary closing conditions.

In light of the pending transactions contemplated by the Merger Agreement, DV has suspended future earnings and investors calls for the duration of the transactions’ pendency. Additionally, DV has withdrawn all previously issued financial outlook and guidance for the duration of the transactions’ pendency. Future updates regarding the transactions contemplated by the Merger Agreement and DV’s strategic progress will be provided through official press releases and regulatory filings, as appropriate.

Key Business Terms

Activation revenue is generated from the evaluation, verification, and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers, CTV and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Net Revenue Retention Rate is the total current period revenue earned from advertiser customers, which were also customers during the entire most recent twelve-month period, divided by the total prior year period revenue earned from the same advertiser customers, excluding a portion of our revenues that cannot be allocated to specific advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	September 30, 2026	December 31, 2025
Assets:
Current assets
Cash and cash equivalents	$250,852	$259,038
Trade receivables, net of allowances for doubtful accounts of $8,307 and $8,096 as of September 30, 2026 and December 31, 2025, respectively	228,009	221,158
Prepaid expenses and other current assets	41,786	39,132
Total current assets	520,647	519,328
Property, plant and equipment, net	130,054	103,284
Operating lease right-of-use assets, net	61,089	66,908
Goodwill	511,084	516,002
Intangible assets, net	81,299	101,616
Deferred tax assets	29,714	30,920
Other non-current assets	16,051	16,024
Total assets	$1,349,938	$1,354,082
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$14,860	$14,662
Accrued expenses	62,570	73,552
Operating lease liabilities, current	7,349	9,057
Income tax liabilities	1,742	3,829
Current portion of finance lease obligations	13,823	6,982
Other current liabilities	10,693	13,481
Total current liabilities	111,037	121,563
Operating lease liabilities, non-current	72,634	77,917
Finance lease obligations	14,557	5,595
Deferred tax liabilities	11,240	11,467
Other non-current liabilities	7,072	6,208
Total liabilities	216,540	222,750
Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 177,293 shares issued and 156,189 outstanding as of September 30, 2026; 1,000,000 shares authorized, 176,546 shares issued and 161,900 outstanding as of December 31, 2025	177	177
Additional paid-in capital	1,082,656	1,059,938
Treasury stock, at cost, 21,104 shares and 14,646 shares as of September 30, 2026 and December 31, 2025, respectively	(297,856)	(247,982)
Retained earnings	341,121	305,864
Accumulated other comprehensive income, net of income taxes	7,300	13,335
Total stockholders’ equity	1,133,398	1,131,332
Total liabilities and stockholders' equity	$1,349,938	$1,354,082

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Revenue	$205,638	$188,621	$580,252	$542,703
Cost of revenue (exclusive of depreciation and amortization shown separately below)	38,542	33,465	104,185	97,557
Product development	44,427	44,842	136,201	136,762
Sales, marketing and customer support	47,981	47,022	141,836	141,594
General and administrative	28,009	26,997	80,691	83,100
Depreciation and amortization	18,334	15,191	50,333	42,275
Income from operations	28,345	21,104	67,006	41,415
Interest expense	652	467	1,540	1,330
Other (income) expense, net	(251)	99	1,386	(5,185)
Income before income taxes	27,944	20,538	64,080	45,270
Income tax expense	12,015	10,336	28,823	23,949
Net income	$15,929	$10,202	$35,257	$21,321
Earnings per share:
Basic	$0.10	$0.06	$0.23	$0.13
Diluted	$0.10	$0.06	$0.22	$0.13
Weighted-average common stock outstanding:
Basic	155,200	162,031	156,623	163,285
Diluted	160,321	166,497	160,753	167,368
Comprehensive income:
Net income	$15,929	$10,202	$35,257	$21,321
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(1,346)	839	(6,035)	27,715
Total comprehensive income	$14,583	$11,041	$29,222	$49,036

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated Other
					Additional		Comprehensive	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Income (Loss)	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Net of Income Taxes	Equity
Balance as of January 1, 2026	176,546	$177	14,646	$(247,982)	$1,059,938	$305,864	$13,335	$1,131,332
Foreign currency translation adjustment	—	—	—	—	—	—	(4,931)	(4,931)
Shares repurchased for settlement of employee tax withholdings	—	—	142	(1,437)	—	—	—	(1,437)
Stock-based compensation expense	—	—	—	—	25,613	—	—	25,613
Common stock issued upon exercise of stock options	—	—	—	—	43	—	—	43
Common stock issued upon vesting of restricted stock units	90	—	—	—	—	—	—	—
Common stock issued upon vesting of performance stock units	53	—	—	—	—	—	—	—
Shares repurchased under authorized repurchase programs	—	—	7,270	(75,145)	—	—	—	(75,145)
Excise tax on shares repurchased	—	—	—	(618)	—	—	—	(618)
Treasury stock reissued upon settlement of equity awards	—	—	(1,298)	20,239	(20,239)	—	—	—
Net income	—	—	—	—	—	6,410	—	6,410
Balance as of March 31, 2026	176,689	177	20,760	(304,943)	1,065,355	312,274	8,404	1,081,267
Foreign currency translation adjustment	—	—	—	—	—	—	242	242
Shares repurchased for settlement of employee tax withholdings	—	—	392	(4,025)	—	—	—	(4,025)
Stock-based compensation expense	—	—	—	—	26,941	—	—	26,941
Common stock issued under employee purchase plan	—	—	—	—	1,031	—	—	1,031
Common stock issued upon exercise of stock options	—	—	—	—	1,223	—	—	1,223
Common stock issued upon vesting of restricted stock units	392	—	—	—	—	—	—	—
Common stock issued upon vesting of performance stock units	29	—	—	—	—	—	—	—
Shares repurchased under authorized repurchase programs	—	—	2,497	(25,050)	—	—	—	(25,050)
Excise tax on shares repurchased	—	—	—	(97)	—	—	—	(97)
Treasury stock reissued upon settlement of equity awards	—	—	(1,474)	20,870	(20,870)	—	—	—
Net income	—	—	—	—	—	12,918	—	12,918
Balance as of June 30, 2026	177,110	177	22,175	(313,245)	1,073,680	325,192	8,646	1,094,450
Foreign currency translation adjustment	—	—	—	—	—	—	(1,346)	(1,346)
Shares repurchased for settlement of employee tax withholdings	—	—	183	(2,453)	—	—	—	(2,453)
Stock-based compensation expense	—	—	—	—	26,512	—	—	26,512
Common stock issued upon exercise of stock options	—	—	—	—	138	—	—	138
Common stock issued upon vesting of restricted stock units	153	—	—	—	—	—	—	—
Common stock issued upon vesting of performance stock units	30	—	—	—	—	—	—	—
Excise tax on shares repurchased	—	—	—	168	—	—	—	168
Treasury stock reissued upon settlement of equity awards	—	—	(1,254)	17,674	(17,674)	—	—	—
Net income	—	—	—	—	—	15,929	—	15,929
Balance as of September 30, 2026	177,293	$177	21,104	$(297,856)	$1,082,656	$341,121	$7,300	$1,133,398

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated Other
					Additional		Comprehensive	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Income (Loss)	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Net of Income Taxes	Equity
Balance as of January 1, 2025	174,003	$174	6,934	$(131,620)	$974,383	$255,214	$(14,692)	$1,083,459
Foreign currency translation adjustment	—	—	—	—	—	—	7,493	7,493
Shares repurchased for settlement of employee tax withholdings	—	—	210	(3,210)	—	—	—	(3,210)
Stock-based compensation expense	—	—	—	—	25,080	—	—	25,080
Common stock issued upon exercise of stock options	58	—	—	—	222	—	—	222
Common stock issued upon vesting of restricted stock units	641	1	—	—	(1)	—	—	—
Common stock issued upon vesting of performance stock units	71	—	—	—	—	—	—	—
Shares repurchased under authorized repurchase programs	—	—	5,169	(82,240)	—	—	—	(82,240)
Excise tax on shares repurchased	—	—	—	(64)	(668)	—	—	(732)
Treasury stock reissued upon settlement of equity awards	—	—	(18)	350	(350)	—	—	—
Net income	—	—	—	—	—	2,361	—	2,361
Balance as of March 31, 2025	174,773	175	12,295	(216,784)	998,666	257,575	(7,199)	1,032,433
Foreign currency translation adjustment	—	—	—	—	—	—	19,383	19,383
Shares repurchased for settlement of employee tax withholdings	—	—	35	(494)	—	—	—	(494)
Stock-based compensation expense	—	—	—	—	28,053	—	—	28,053
Common stock issued under employee purchase plan	135	—	—	—	1,577	—	—	1,577
Common stock issued upon exercise of stock options	29	—	—	—	148	—	—	148
Common stock issued upon vesting of restricted stock units	954	1	—	—	(1)	—	—	—
Common stock issued upon vesting of performance stock units	14	—	—	—	—	—	—	—
Excise tax on shares repurchased	—	—	—	157	—	—	—	157
Net income	—	—	—	—	—	8,758	—	8,758
Balance as of June 30, 2025	175,905	176	12,330	(217,121)	1,028,443	266,333	12,184	1,090,015
Foreign currency translation adjustment	—	—	—	—	—	—	839	839
Shares repurchased for settlement of employee tax withholdings	—	—	259	(3,391)	—	—	—	(3,391)
Stock-based compensation expense	—	—	—	—	28,786	—	—	28,786
Common stock issued upon exercise of stock options	76	—	—	—	260	—	—	260
Common stock issued upon vesting of restricted stock units	313	—	—	—	—	—	—	—
Common stock issued upon vesting of performance stock units	6	—	—	—	—	—	—	—
Shares repurchased under authorized repurchase programs	—	—	3,258	(50,065)	—	—	—	(50,065)
Excise tax on shares repurchased	—	—	—	(396)	—	—	—	(396)
Treasury stock reissued upon settlement of equity awards	—	—	(641)	10,962	(10,962)	—	—	—
Net income	—	—	—	—	—	10,202	—	10,202
Balance as of September 30, 2025	176,300	$176	15,206	$(260,011)	$1,046,527	$276,535	$13,023	$1,076,250

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
(in thousands)	2026	2025
Operating activities:
Net income	$35,257	$21,321
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	2,558	1,897
Depreciation and amortization expense	50,333	42,275
Amortization of debt issuance costs	326	326
Non-cash lease expense	6,344	5,903
Deferred taxes	1,120	17,055
Stock-based compensation expense	74,862	78,728
Interest expense, net	392	321
Loss on disposal of fixed assets	—	101
Other	(448)	771
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	(10,286)	11,596
Prepaid expenses and other assets	(1,802)	(36,824)
Trade payables	271	1,057
Accrued expenses and other liabilities	(22,544)	(6,070)
Net cash provided by operating activities	136,383	138,457
Investing activities:
Purchase of property, plant and equipment	(31,353)	(27,952)
Acquisition of businesses, net of cash acquired	—	(82,578)
Proceeds from maturity of short-term investments	—	17,753
Other investing activities	—	(1,000)
Net cash used in investing activities	(31,353)	(93,777)
Financing activities:
Proceeds from common stock issued upon exercise of stock options	1,404	630
Proceeds from common stock issued under employee purchase plan	1,031	1,577
Finance lease payments	(5,832)	(2,944)
Shares repurchased under authorized repurchase programs	(100,195)	(132,305)
Payment of excise tax on shares repurchased	(884)	(668)
Shares repurchased for settlement of employee tax withholdings	(7,915)	(7,095)
Net cash used in financing activities	(112,391)	(140,805)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(849)	4,109
Net decrease in cash, cash equivalents, and restricted cash	(8,210)	(92,016)
Cash, cash equivalents, and restricted cash - Beginning of period	260,034	293,741
Cash, cash equivalents, and restricted cash - End of period	$251,824	$201,725

Cash and cash equivalents	$250,852	$200,729
Restricted cash - non-current (included in Other non-current assets on the Condensed Consolidated Balance Sheets)	972	996
Total cash and cash equivalents and restricted cash	$251,824	$201,725
Supplemental cash flow information:
Cash paid for interest	$945	$878
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$479	$5,139
Acquisition of equipment under finance lease	$21,635	$13,805
Capital assets financed by accounts payable and accrued expenses	$24	$35
Stock-based compensation included in capitalized software development costs	$4,209	$3,190
Accrued excise tax on net share repurchases	$547	$971

Comparison of the Three and Nine Months Ended September 30, 2026 and September 30, 2025

Revenue

	Three Months Ended September 30,		Change	Change	Nine Months Ended September 30,		Change	Change
	2026	2025	$	%	2026	2025	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Activation	$117,572	$106,693	$10,879	10%	$325,802	$310,814	$14,988	5%
Measurement	69,122	63,829	5,293	8	197,685	180,155	17,530	10
Supply-side	18,944	18,099	845	5	56,765	51,734	5,031	10
Total revenue	$205,638	$188,621	$17,017	9%	$580,252	$542,703	$37,549	7%

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Net income, Non-GAAP Earnings Per Share, Free Cash Flow and Free Cash Flow Conversion (collectively "Non-GAAP Financial Measures") are useful in evaluating our business.

We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. We calculate Non-GAAP net income as GAAP net income adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as amortization of acquired intangibles assets, acquisition-related costs, other non-recurring costs, as well as the income tax effect of these adjustments. Basic non-GAAP earnings per share is calculated by dividing non-GAAP net income by the number of weighted-average common stock outstanding. Diluted Non-GAAP earnings per share adjusts the Basic Non-GAAP earnings per share for the potential dilutive impact of shares of common stock using the treasury stock method. We calculate free cash flow as net cash provided by operating activities determined in accordance with GAAP less purchases of property, plant, and equipment which includes capitalized software development costs. Free cash flow conversion is calculated as free cash flow divided by Adjusted EBITDA for the same period. We use the Non-GAAP Financial Measures as measures of operational efficiency to understand and evaluate our core business operations. We believe that these Non-GAAP Financial Measures are useful to investors for period-to-period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by either excluding items that we do not believe are indicative of our core operating performance or by measuring cash generated by our operations that is available for various strategic initiatives.

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In Thousands)		(In Thousands)
Net income	$15,929	$10,202	$35,257	$21,321
Net income margin	8%	5%	6%	4%
Depreciation and amortization	18,334	15,191	50,333	42,275
Stock-based compensation	25,088	27,379	74,862	78,728
Interest expense	652	467	1,540	1,330
Income tax expense	12,015	10,336	28,823	23,949
M&A and restructuring costs (recoveries) (a)	2,850	(10)	2,850	1,656
Other costs (b)	803	2,187	898	3,705
Other (income) expense (c)	(251)	99	1,386	(5,185)
Adjusted EBITDA	$75,420	$65,851	$195,949	$167,779
Adjusted EBITDA margin	37%	35%	34%	31%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In Thousands)		(In Thousands)
Net Income	$15,929	$10,202	$35,257	$21,321
Stock-based compensation	25,088	27,379	74,862	78,728
Amortization of acquired intangibles	6,522	7,929	19,613	23,236
M&A and restructuring costs (recoveries) (a)	2,850	(10)	2,850	1,656
Other costs (b)	803	2,187	898	3,705
Income tax effect of non-GAAP adjustments (d)	(10,932)	(11,620)	(30,449)	(33,271)
Non-GAAP net income	$40,260	$36,067	$103,031	$95,375

GAAP earnings per share:
Basic	$0.10	$0.06	$0.23	$0.13
Diluted	$0.10	$0.06	$0.22	$0.13

GAAP Weighted-average common stock outstanding:
Basic	155,200	162,031	156,623	163,285
Diluted	160,321	166,497	160,753	167,368

Non-GAAP earnings per share:
Basic	$0.26	$0.22	$0.66	$0.58
Diluted	$0.25	$0.22	$0.64	$0.57

Non-GAAP Weighted-average common stock outstanding:
Basic	155,200	162,031	156,623	163,285
Diluted	160,321	166,497	160,753	167,368

(a)	M&A and restructuring costs for the three and nine months ended September 30, 2026 consist of transaction costs in connection with the Merger Agreement. M&A and restructuring costs (recoveries) for the three and nine months ended September 30, 2025 consist of transaction costs related to the acquisition of Rockerbox.
(b)	Other costs for the three and nine months ended September 30, 2026 consist of expenses with respect to litigation and regulatory matters outside of the ordinary course. Other costs for the three and nine months ended September 30, 2025 consist of expenses incurred with respect to litigation and regulatory matters outside of the ordinary course and costs related to the early termination of an office lease.
(c)	Other (income) expense for the three and nine months ended September 30, 2026 and September 30, 2025 consists of interest income earned on interest-bearing monetary assets, and the impact of changes in foreign currency exchange rates.
(d)	We calculate the income tax effect of the adjustments using a non-GAAP effective tax rate to provide consistency across reporting periods. For the non-GAAP reconciliation, effective tax rates for the three and nine months ended September 30, 2026 and 2025 were calculated using assumed blended tax rates of 31%, respectively. These rates represent a blend of the statutory federal tax and state taxes rates associated with the most recent Annual Report on Form 10-K. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In Thousands)		(In Thousands)
Net cash provided by operating activities	$55,970	$51,181	$136,383	$138,457
Purchase of property, plant and equipment	(10,297)	(12,139)	(31,353)	(27,952)
Free cash flow	$45,673	$39,042	$105,030	$110,505
Free cash flow conversion	61%	59%	54%	66%

These Non-GAAP Financial Measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;

●	they do not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and they do not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these Non-GAAP Financial Measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the Non-GAAP Financial Measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2026	2025	2026	2025
Product development	$9,679	$10,739	$29,198	$30,394
Sales, marketing and customer support	7,692	7,932	22,404	24,387
General and administrative	7,717	8,708	23,260	23,947
Total stock-based compensation	$25,088	$27,379	$74,862	$78,728

Forward-Looking Statements

This press release contains forward-looking statements.  Statements contained in this communication other than statements of historical fact are forward-looking statements, including statements regarding the Merger and the other transactions contemplated by the Merger Agreement.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. Any statements in this press release regarding the proposed Merger, and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. Important factors, risks and uncertainties that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of our common stock; (ii) the timing to consummate the Merger, or the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; (iii) the failure to satisfy the conditions to the consummation of the Merger, and the other transactions contemplated thereby; (iv) the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; (v) the effect of the pendency of the Merger on the Company’s business relationships, operating results and business generally; (vi) certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transactions; (vii) risks that the Merger disrupts current plans and operations; (viii) risks related to diverting management’s attention from our ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (x) our ability to retain, hire and integrate skilled personnel, and maintain relationships with key business partners and customers, and others with whom we do business, in light of the proposed Merger; (xi) unexpected costs, charges or expenses resulting from the Merger; (xii) risks that the benefits of the Merger are not realized when and as expected; and (xiii) those risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2026.  New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement the Company makes.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  Except as otherwise required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About DoubleVerify

DoubleVerify (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Brinlea Johnson

The Blueshirt Group

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com